UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2022

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Targa Resources Corp., a Delaware corporation (NYSE: TRGP) (the “Company”), previously announced that Lasso Acquiror LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“Buyer”), Lucid Energy Group II Holdings, LLC, a Delaware limited liability company (“Seller”), and, for the purposes set forth therein, Lucid Energy Group II LLC, a Delaware limited liability company, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), pursuant to which Buyer agreed to acquire all of the issued and outstanding interests of Lucid Energy Delaware, LLC, a Delaware limited liability company (“Lucid”), from the Seller (the “Lucid Acquisition”). Lucid provides natural gas gathering, treating, and processing services in the Delaware Basin, and owns and operates 1,050 miles of natural gas pipelines and approximately 1.4 billion cubic feet per day of cryogenic natural gas processing capacity in service or under construction located primarily in Eddy and Lea counties of New Mexico.

On July 29, 2022 and in accordance with the Purchase and Sale Agreement, the Company completed the Lucid Acquisition. The Lucid Acquisition became effective for accounting purposes and the purchase price adjustments as of 12:01 a.m. central time on August 1, 2022. At the closing, the Company paid approximately $3.55 billion in cash (the “purchase price”). The Company funded the Lucid Acquisition with (i) $1.5 billion in proceeds drawn under its 3-year term loan facility; (ii) $1.25 billion from the Company’s underwritten public offering of senior notes that closed in July 2022; and (iii) $800 million drawn on its $2.75 billion revolving credit facility.

The description of the Purchase and Sale Agreement set forth above in Item 2.01 is qualified in its entirety by the Purchase and Sale Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits

2.1*	Purchase and Sale Agreement, dated as of June 16, 2022, by and among Lucid Energy Group II Holdings, LLC, Lasso Acquiror LLC and Lucid Energy Group II LLC (incorporated by reference to Exhibit 2.1 to Targa Resources Corp.’s Current Report on Form 8-K filed June 17, 2022 (File No. 001-34991)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: August 1, 2022	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer